Exhibit 99.3

February 6, 2003

Nancy K. Hedrick

President

Computer Software Innovations, Inc.

CSI Technology Resources, Inc.

1661 E. Main Street

Easley, SC 29640

Dear Ms. Hedrick:

The purpose of this letter agreement (“Agreement”) is to set forth the terms and conditions under which The Geneva Companies Inc. (“Geneva”) is being engaged to provide certain services to Computer Software Innovations, Inc. and to its wholly-owned subsidiary, CSI Technology Resources, Inc. (collectively, “Client”) in an effort to facilitate the sale or other disposition of Client. Such disposition may be in the form of a merger, a consolidation, a recapitalization, a corporate restructuring or other business combination of Client or a transfer or option to transfer all or any portion of the stock or assets of Client to any person or entity, including existing partners or shareholders or to an employee stock ownership plan (collectively, “Sale”).

1.	Right of Refusal. Client shall have the sole and absolute right to accept or reject any offer received from a prospective purchaser, and fees shall be payable by Client to Geneva only if a Sale is consummated.

2.	Term. This Agreement shall be in effect (the “Term”) for twelve (12) months from the date of acceptance by Client, and continue thereafter until terminated by either party upon thirty (30) days’ prior written notice to the other party; provided, however, that this Agreement shall completely and finally terminate, unless earlier terminated, thirty-six (36) months from the date of Client’s acceptance.

3.	Services. To the extent that Geneva finds it necessary to accomplish the objectives of this Agreement, Geneva shall use its best efforts to identify prospective purchasers for Client, to furnish materials describing Client’s business to such prospective purchasers based upon information supplied by Client and to introduce such prospective purchasers to Client (collectively, the “Services”). The parties agree that for purposes of this Agreement, Geneva shall not provide any brokerage services related to the sale or lease of real property.

4.

Success Fees. In the event of any Sale during the Term of this Agreement or the Post-Termination Period (as defined below), Client agrees to pay Geneva at the closing of such Sale, a fee (“Success Fee”) based upon the total consideration received or to be received directly or indirectly by Client, its owners, shareholders, affiliates and/or its subsidiaries as a result of the Sale, including but not limited to: cash, cash equivalents, securities, notes made to Client or its successor beneficiaries, liabilities assumed by purchasers, assets to be retained by Client (including, but not limited to, cash, accounts receivable, inventory and equipment), earnouts, royalties, equipment and/or intellectual properties sold or leased, employment agreements in excess of fair market rates, non-competition agreements, consulting agreements, management agreements and stock or other securities that are received in exchange for

Nancy K. Hedrick

February 6, 2003

Client’s stock or assets (“Consideration”). The parties agree that for purposes of this Agreement, the term Consideration shall not include any consideration related to the sale or lease of real property. Such Success Fee shall be based on the following schedule:

$100,000 (for up to $l million of Consideration); plus

8% of Consideration between $1 million and $2 million; plus

6% of Consideration between $2 million and $3 million; plus

4% of Consideration between $3 million and $4 million; plus

2% of Consideration in excess of $4 million

minus the consulting fee of $37,000 paid to Geneva.

The Success Fee as calculated above shall be paid in full at closing in cash, by cashiers check or by bank wire transfer. The portion of the Success Fee attributable to earnout or royalty (i.e., financial instruments or agreements whose value at closing cannot be determined due to their being based solely on the future performance or earnings) may, at the option of Geneva, be deferred until the earnout or loyalty is received.

Geneva shall be entitled to fees hereunder for twenty-four (24) months following termination of this Agreement (the “Post-Termination Period”) for any Sale within that period involving a purchaser or purchasers, including their sucessor entities, Geneva identified or contacted at any time prior to the effective date of such termination as prospective purchasers or whom Client otherwise became aware of as a prospective purchaser prior to the termination of this Agreement.

5.	Exclusive Right of Sale. For as long as this Agreement is in effect, Geneva shall have an exclusive right of sale. During the Term of this Agreement, Client will proceed only through Geneva and will not directly or through others negotiate a Sale. If Client (either independently or through others) does negotiate a Sale during the period of this Agreement, Geneva will receive the same Success Fee to which it would otherwise be entitled.

6.	Indemnity. Client agrees to indemnify and hold harmless, Geneva, its officers, directors, employees, agents, representatives, attorneys, parents and affiliates against any loss, damage, liability, claim or expense, including reasonable attorneys’ fees, arising out of, relating to or in connection with this Agreement or the Services of Geneva hereunder, except to the extent solely attributable to the gross negligence or willful misconduct of Geneva.

The provisions of this Section 6 shall survive termination of this Agreement and shall be binding upon any successor or assigns of Client.

7.	Governing Law. This Agreement shall be interpreted under and governed by the laws of the State of South Carolina.

8.	Representations and Warranties. In the event that during the Term of this Agreement, Client or any of its officers, directors, employees or agents is contracted by or on behalf of any prospective purchaser or other third party concerning the possibility of a Sale, Client will promptly so inform Geneva and will refer any such persons to Geneva.

Nancy K. Hedrick

February 6, 2003

Geneva makes no representations, expressed or implied, that a Sale will occur as a result of the Services furnished under this Agreement. The duties of Geneva shall not include the provision of legal, tax or accounting services or advice, which services and advice shall be procured by Client at its own expense. Client acknowledges that in connection with the performance of its Services hereunder, Geneva may, at its sole cost and expense, use the services of companies with which it has an affiliation. Client shall furnish to Geneva and such affiliated company complete and accurate current and historical business information and shall promptly inform Geneva of any changes which may materially affect its business or Geneva’s Services under this Agreement.

9.	Announcements. If a Sale is consummated, Geneva may, at its option and expense, claim appropriate credit for its Services to Client, including placing a “tombstone” announcement in such newspapers and periodicals as it may select.

10.	Arbitration. Any controversy, dispute or claim between the parties relating to this Agreement shall be resolved by binding arbitration in Charleston County, South Carolina, in accordance with the rules of the American Arbitration Association. The parties agree that in the event that any controversy, dispute or claim between the parties relating to this Agreement is resolved by binding arbitration, the prevailing party, if any, as determined by the arbitrator’s award, shall be entitled to reimbursement of all expenses incurred in the arbitration including reasonable attorneys’ fees; provided that in no event shall the arbitrator have the authority to award punitive damages. Judgment on the award may be entered in any court having jurisdiction over the award.

11.	Authority. By signing this Agreement on behalf of Client, the signing party represents that he or she has the unconditional authority to enter into this Agreement on behalf of Client and agrees to be jointly and severally responsible for the fulfillment of Client’s obligations under this Agreement.

12.	Entire Agreement; Miscellaneous. This is the entire Agreement between the parties pertaining to the Sale and supersedes all prior agreements, representations and understandings of the parties regarding the Sale. Notwithstanding the foregoing, this Agreement does not supersede any Geneva Agreement entered into by the parties relating to an Evaluation and Confidential Business Review (“CBR”), which shall remain in full force and effect and shall not be modified by this Agreement. The Client agrees that any information or advice, including, without limitation, an Evaluation and CBR, provided by Geneva to Client is for the confidential use of the Client and its confidential advisors only in its evaluation of a transaction and if Client uses or discloses such information or advice for any other purpose, Client shall not refer to Geneva without Geneva’s prior written consent. No modification or amendment of this Agreement shall be binding unless agreed to in writing by the parties.

Nancy K. Hedrick

February 6, 2003

Please indicate your acceptance of this Agreement by executing and returning the enclosed copy of this letter. If this Agreement is not executed and returned within thirty (30) days of the date hereof, or if any changes in content are made, it is subject to Geneva’s home office approval.

Very truly yours,

THE GENEVA COMPANIES INC.

/s/ ALAN MARRULLIER
Alan Marrullier
Managing Director

AM:ncg

Enclosure

ACCEPTED AND AGREED TO THIS 21st DAY OF February 2003.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ NANCY K. HEDRICK	/s/ NANCY K. HEDRICK
	Nancy K. Hedrick, President	Nancy K. Hedrick, in her individual capacity

By:	/s/ JOE G. BLACK	/s/ JOE G. BLACK
	Joe G. Black, Secretary/Treasurer	Joe G. Black, in his individual capacity

By:	/s/ BEVERLY N. HAWKINS	/s/ BEVERLY N. HAWKINS
	Beverly N. Hawkins, Vice President	Beverly N. Hawkins, in her individual capacity

By:	/s/ THOMAS P. CLINTON	/s/ THOMAS P. CLINTON
	Thomas P. Clinton, Vice President	Thomas P. Clinton, in his individual capacity

By:	/s/ WILLIAM J. BUCHANAN	/s/ WILLIAM J. BUCHANAN
	William J. Buchanan, Vice President	William J. Buchanan, in his individual capacity

Signature continued on Page 5.

Nancy K. Hedrick

February 6, 2003

CSI TECHNOLOGY RESOURCES, INC.

By:	/s/ NANCY K. HEDRICK	/s/ NANCY K. HEDRICK
	Nancy K. Hedrick, President	Nancy K. Hedrick, in her individual capacity

By:	/s/ JOE G. BLACK	/s/ JOE G. BLACK
	Joe G. Black, Secretary/Treasurer	Joe G. Black, in his individual capacity

By:	/s/ BEVERLY N. HAWKINS	/s/ BEVERLY N. HAWKINS
	Beverly N. Hawkins, Vice President	Beverly N. Hawkins, in her individual capacity

By:	/s/ THOMAS P. CLINTON	/s/ THOMAS P. CLINTON
	Thomas P. Clinton, Vice President	Thomas P. Clinton, in his individual capacity

By:	/s/ WILLIAM J. BUCHANAN	/s/ WILLIAM J. BUCHANAN
	William J. Buchanan, Vice President	William J. Buchanan, in his individual capacity

System No. 1773857